UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 03, 2022

Intapp, Inc.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-40550	46-1467620
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 Park Blvd	Palo Alto	California	94306
(Street Address)	(City)	(State)	(Zip Code)

Registrant’s telephone number, including area code (650) 852-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	INTA	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2022, Martin Fichtner was appointed to the board of directors of Intapp, Inc. (the “Company”), effective November 15, 2022. Mr. Fichtner will serve as a Class III director whose term will expire at the Company’s 2023 annual meeting of stockholders.

Mr. Fichtner will be entitled to receive cash compensation from the Company for his service as a director in accordance with the Company’s non-employee director compensation policy (the “Non-Employee Director Compensation Policy”) as described in the Company’s 2022 proxy statement filed with the Securities and Exchange Commission on October 3, 2022. Such cash compensation is expected to be paid directly to Mr. Fichtner’s employer or one of its affiliates.

In connection with his appointment to the Board, Mr. Fichtner has entered into the Company’s standard form of indemnification agreement with its directors and officers, a copy of which was filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (File No. 333-256812) filed with the Securities and Exchange Commission on June 24, 2021.

Under the stockholders’ agreement dated July 2, 2021, by and among the Company, Anderson Investments Pte. Ltd. (“Anderson”), Great Hill Equity Partners IV, L.P. and Great Hill Investors, LLC (the “Stockholders’ Agreement”), Anderson is currently entitled to nominate one director for election to the Company’s board of directors. Anderson has nominated Mr. Fichtner to serve on the Company’s board of directors to fill the vacancy created by Mukul Chawla’s resignation, as discussed below. Mr. Fichtner does not have any family relationships with any of the Company’s directors or executive officers, and he does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On November 3, 2022, Mukul Chawla resigned from the Company’s board of directors, effective November 15, 2022. Mr. Chawla served as Anderson’s nominee on the Company’s board of director pursuant to the Stockholders’ Agreement prior to his resignation. Mr. Chawla did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

Item 7.01. Regulation FD Disclosure.

On November 8, 2022, the Company issued a press release announcing the appointment of Martin Fichtner to the Company’s board of directors, effective November 15, 2022, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTAPP, INC.

By:	/s/ Steven Todd
Name: Steven Todd
Title: General Counsel

Date: November 8, 2022